Exhibit 1.1
Execution Copy
Underwriting Agreement
March 3, 2009
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
UBS Securities LLC
As Representatives of the
several Underwriters listed
in Schedule 1 hereto
c/o Credit Suisse Securities (USA) LLC
Eleven Madison Avenue
New York, NY 10010
Deutsche Bank Securities Inc.
60 Wall Street
New York, NY 10005
UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901
Ladies and Gentlemen:
     Eli Lilly and Company, an Indiana corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $1,000,000,000 principal amount of its 3.550% Notes due 2012 (the “2012 Notes”), $1,000,000,000 principal amount of its 4.200% Notes due 2014 (the “2014 Notes”) and $400,000,000 principal amount of its 5.950% Notes due 2037 (the “2037 Notes”), in each case having the terms set forth in Schedule 2 hereto (such 2012 Notes, 2014 Notes and 2037 Notes collectively, the “Securities”). The Securities will be issued pursuant to an Indenture dated as of February 1, 1991 (as may be supplemented from time to time, the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, a New York banking corporation (as successor to Citibank, N.A., the original trustee), as trustee (the “Trustee”).
     The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the accuracy of the representations and warranties as of the Time of Sale and as of the Closing Date and the agreements set forth herein and incorporated by reference herein, and subject to the conditions set forth herein and incorporated by reference herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to (i) 99.648% of the principal amount thereof in the case of the 2012 Notes, (ii) 99.605% of the principal amount thereof in the case of the 2014 Notes and (iii) 98.144% of the principal amount thereof in the case of the 2037 Notes, plus, in each case, accrued interest, if any, from March 6, 2009 to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
     The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     Payment for and delivery of the Securities shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 at 10:00 A.M., New York City time, on March 6, 2009, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing (the “Closing Date”).
     Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing each series of Securities (collectively, the “Global Note”). The Global Note (or a true copy thereof) will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
     All provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities) dated March 3, 2009 (the “Standard Provisions”) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Standard Provisions is otherwise defined herein, the definition set forth herein shall control.

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     This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     All statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to the Representatives at the offices or facsimile numbers thereof specified in Schedule 2 hereto, as may be amended from time to time by written notice to the Company; and if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at Lilly Corporate Center, Indianapolis, Indiana 46285, fax (317) 276-3492, attention: General Counsel.

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     If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, ELI LILLY AND COMPANY
By
Name:
Title:

Accepted: March 3, 2009
CREDIT SUISSE SECURITIES (USA) LLC
DEUTSCHE BANK SECURITIES INC.
UBS SECURITIES LLC
For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

CREDIT SUISSE SECURITIES (USA) LLC

By

Authorized Signatory

DEUTSCHE BANK SECURITIES INC.

By

Authorized Signatory

By

Authorized Signatory

UBS SECURITIES LLC

By

Authorized Signatory

By

Authorized Signatory

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Schedule 1

		Principal Amount
Underwriter	2012 Notes	2014 Notes	2037 Notes
Credit Suisse Securities (USA) LLC	$200,000,000	$200,000,000	$80,000,000
Deutsche Bank Securities Inc.	200,000,000	200,000,000	80,000,000
UBS Securities LLC	200,000,000	200,000,000	80,000,000
Banc of America Securities LLC	200,000,000	200,000,000	80,000,000
Citigroup Global Markets Inc.	200,000,000	200,000,000	80,000,000

Total	$1,000,000,000	$1,000,000,000	$400,000,000

Schedule 2
Representatives and Addresses for Notices:

Credit Suisse Securities (USA) LLC	Deutsche Bank Securities
Eleven Madison Avenue	60 Wall Street, 2nd Floor
New York, NY 10010	New York, NY 10005
Attention: Transaction Advisory Group	Attention: Debt Capital Markets — Syndicate Desk
Fax: (917) 256-7570	Fax: (212) 797-2202

UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901
Attention: Fixed Income Syndicate
Fax: (203) 719-0495
Certain Terms of the Securities:
     The Securities shall have the terms set forth in the Prospectus, including those set forth on Schedule 4 hereto.

Schedule 3
Time of Sale Information
1.	The Preliminary Prospectus

2.	The Pricing Term Sheet included in Schedule 4

Schedule 4
Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-141075
Dated March 3, 2009
Eli Lilly and Company
Pricing Term Sheet
3.550% Notes due 2012
4.200% Notes due 2014
5.950% Notes due 2037

Issuer:	Eli Lilly and Company

Size:	$1,000,000,000	$1,000,000,000	$400,000,000

Maturity:	March 6, 2012	March 6, 2014	November 15, 2037

Coupon:	3.550% per year	4.200% per year	5.950% per year

Price:	99.898% of principal amount	99.955% of principal amount	99.019% of principal amount

Yield to maturity:	3.586%	4.210%	6.023%

Spread to Benchmark Treasury:	2.300%	2.375%	2.400%

Benchmark Treasury:	1.375% due 02/15/2012	1.875% due 02/28/2014	4.500% due 05/15/2038

Benchmark Treasury Price and	100-08 1/4 1.286%	100-06 1.835%	115-23 3.623%
Yield:

Interest Payment Dates:	March 6 and September 6,	March 6 and September 6,	May 15 and November 15,
	commencing September 6,	commencing September 6,	commencing May 15, 2009
	2009	2009

Redemption Provisions:
Make-whole call	Make-whole plus 35 bps	Make-whole plus 35 bps	Make-whole plus 35 bps

CUSIP:	532457 BD9	532457 BE7	532457 BC1

Settlement:	T+3 (March 6, 2009)

Ratings:	Moody’s: A1 (stable)
Standard & Poor’s: AA (stable)

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., UBS Securities LLC, Banc of America Securities LLC, Citigroup Global Markets Inc.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Credit Suisse Securities (USA) LLC toll free at 1-800-221-1037, Deutsche Bank Securities Inc. toll free at 1-800-503-4611 or UBS Securities LLC toll free at 1-877-827-6444 (ext. 561-3884).

ELI LILLY AND COMPANY
UNDERWRITING AGREEMENT
STANDARD PROVISIONS
(DEBT SECURITIES)
March 3, 2009
     From time to time, Eli Lilly and Company, an Indiana corporation (the “Company”), may enter into one or more underwriting agreements in the form of Annex A hereto that provide for the sale of designated securities (the “Offered Securities”) to the several underwriters named therein (each an “Underwriter” and collectively, the “Underwriters”) for whom certain Underwriter(s) named therein shall act as representative(s) (the “Representative(s)”). The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an “Underwriting Agreement”). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.
     The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S—3 relating to the debt securities to be issued from time to time by the Company. The Company has also filed, or proposes to file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus generally relating to the debt securities (the “Basic Prospectus”) and a prospectus supplement specifically relating to the Offered Securities (the “Prospectus Supplement”). The registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Prospectus” means the Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Offered Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Offered Securities together with the Basic Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”) in connection with the Offered Securities, then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus. References herein to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”) subsequent to the date of the Underwriting Agreement which are deemed to be incorporated by reference therein. For purposes of this Agreement, the term “Effective Time” means the effective date of the Registration Statement with respect to the offering of the Offered Securities, as determined for the Company pursuant to Section 11 of the Securities Act and Item 512 of Regulation S-K, as applicable.
     At or prior to the time when sales of the Offered Securities will be first made (the “Time of Sale”), the Company will prepare certain information (collectively, the “Time of Sale Information”) which information will be identified in Schedule 3 to the Underwriting Agreement, or such other schedule as specified therein, for such offering as constituting part of the Time of Sale Information.
     1. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:
     (a) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or, to the best of the knowledge of the Company, threatened by the Commission; as of the Effective Time, the Registration Statement complied in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the commission thereunder (collectively, the “Trust Indenture Act”), and did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus Supplement and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use therein.
     (b) The Time of Sale Information, at the Time of Sale and at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and, without the consent of the Representatives, will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Schedule 3 to the Underwriting Agreement as constituting the Time of Sale Information, (v) any electronic road show or (vi) any other written communications in connection with the offering contemplated hereby approved in writing in advance by the Representative(s). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use in any Issuer Free Writing Prospectus or Preliminary Prospectus.
     (d) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information complied or will comply when so filed in all material respects with the Exchange Act, and did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Indiana, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.
     (f) Each significant subsidiary (as defined in Regulation S-X of the Commission) of the Company has been duly incorporated or organized, as applicable, is validly existing as a corporation or other entity, as applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has the corporate or other power and authority to own its property and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its consolidated subsidiaries, taken as a whole.
     (g) This Agreement has been duly authorized, executed and delivered by the Company.
     (h) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the

Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.
     (i) The Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration, if any, and the availability of equitable remedies may be limited by equitable principles of general applicability.
     (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Indenture and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its significant subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any significant subsidiary, and no consent, approval or authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Indenture or the Offered Securities, except such as have been obtained and except as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Offered Securities.
     (k) There has not been any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, the Prospectus and the Time of Sale Information.
     (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement and the Prospectus or to be

filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required in or with the Registration Statement, the Time of Sale Information and the Prospectus.
     (m) Each of the Company and its significant subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Registration Statement, the Time of Sale Information and the Prospectus, except to the extent that the failure to possess, declare or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (n) The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.
     (o) The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there are no material weaknesses in the Company’s internal controls.

     (p) The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Offered Securities.
     2. Public Offering. The Company is advised by the Representative(s) that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement has been entered into as in the Representative(s)’ judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Time of Sale Information and the Prospectus.
     3. Purchase and Delivery. Payment for the Offered Securities shall be made in the funds and manner specified and at the time and place set forth in the Underwriting Agreement, upon delivery to the Representative(s) for the respective accounts of the several Underwriters of the Offered Securities, registered in such names and in such denominations as the Representative(s) shall request in writing not less than two full business days prior to the date of delivery. The Company shall not be obligated to deliver any Offered Securities except upon payment for all the Offered Securities to be purchased as herein provided.
     The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to any offering of securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters named in the Underwriting Agreement of the Company, the transactions contemplated thereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.
     4. Conditions to Closing. The several obligations of the Underwriters hereunder are subject to the following conditions:
     (a) Subsequent to the earlier of (x) the Time of Sale and (y) the execution and delivery of the Underwriting Agreement and prior to the Closing Date, there shall not have been any downgrading, nor any notice given of any intended or potential downgrading in the rating accorded any of the Company’s securities by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc. or Moody’s Investors Service;

     (b) there shall not have occurred any change in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus, that is material and adverse and that makes it impracticable or inadvisable to market or deliver the Offered Securities on the terms and in the manner contemplated in the Prospectus; and
     (c) the Representative(s) shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (b) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.
     (d) The Representative(s) shall have received on the Closing Date an opinion of counsel of Sidley Austin LLP, dated the Closing Date, to the effect set forth in Exhibit A.
     (e) The Representative(s) shall have received on the Closing Date an opinion of a deputy general counsel of the Company, dated the Closing Date, to the effect set forth in Exhibit B.
     (f) The Representative(s) shall have received on the Closing Date opinions of Davis Polk & Wardwell, special counsel for the Underwriters, or other counsel acceptable to the Representative(s), dated the Closing Date, to the effect set forth in Exhibits C-1 and C-2.
     (g) The Representative(s) shall have received on the date of the Underwriting Agreement and on the Closing Date letters, dated as of such dates, in form and substance reasonably satisfactory to the Representative(s), from the Company’s independent auditors, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Information and the Prospectus.
     5. Covenants of the Company. In further consideration of the agreements of the Underwriters contained herein, the Company covenants as follows:

     (a) The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, as applicable, will file any Issuer Free Writing Prospectus (including the Term Sheet in the form of Schedule 4 hereto) to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Offered Securities; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representative(s) may reasonably request. The Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act and in any event prior to the Closing Date.
     (b) To furnish the Representative(s), without charge, a copy of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement and each Issuer Free Writing Prospectus (if applicable) as the Representative(s) may reasonably request.
     (c) During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before amending or supplementing the Registration Statement (other than an amendment relating exclusively to securities other than the Offered Securities) or the Prospectus with respect to the Offered Securities, to furnish to the Representative(s) a copy of each such proposed Issuer Free Writing Prospectus, amendment or supplement and, with respect to any such filing on or after the date hereof and prior to the Closing Date, not to make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or to file any such proposed amendment or supplement to which the Representative(s) reasonably object; provided, however, that the foregoing shall not apply to filings required to be made with the Commission in order to comply with the Exchange Act so long as any such filing is provided to the Representatives a reasonable amount of time in advance of such filing.
     (d) If, during such period after the first date of the public offering of the Offered Securities as in the opinion of counsel for the

Underwriters the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with sales by an Underwriter or dealer (the “Prospectus Delivery Period”), any event shall occur or condition exists as a result of which it is necessary to amend or supplement the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus in order that the same not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of the Company, it is necessary at any time to amend or supplement the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus, as then amended or supplemented to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters either amendments or supplements to the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus that will correct such untrue statement or omission or will effect such compliance.
     (e) To endeavor to qualify, and to cooperate with the Underwriters in an endeavor to qualify, the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative(s) shall reasonably request and to pay all expenses (including reasonable fees and disbursements of one counsel for the Underwriters) in connection with such qualification and in connection with (i) the determination of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Representative(s) may designate and (ii) any review of the offering of the Offered Securities by the Financial Industry Regulatory Authority, Inc.; provided, however that the Company need not qualify the Offered Securities for offer and sale in any jurisdiction where such qualification would, in the reasonable opinion of the Company, be unduly burdensome to the Company.
     (f) To make generally available to the Company’s security holders and to the Representative(s) as soon as reasonably practicable an earning statement covering a twelve month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act.
     (g) During the period beginning on the date of the Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company substantially similar to the Offered Securities (other than (i) the Offered Securities and (ii) medium-term notes and commercial paper issued in the ordinary course of business), without the prior written consent of the Representative(s).
     (h) To pay all costs, expenses, fees and taxes incident to the preparation, printing, authorization, issuance, sale and delivery of the Offered Securities; the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus, including any amendments, supplements and exhibits thereto; the costs incident to the preparation, printing and filing of any document and any amendments and exhibits thereto required to be filed by the Company under the Exchange Act; the costs of distributing the Registration Statement as originally filed and each amendment and post-effective amendment thereof (including exhibits), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and any documents incorporated by reference in any of the foregoing documents; the costs of any filings with the Financial Industry Regulatory Authority, Inc. in connection with the Offered Securities; fees paid to rating agencies in connection with the rating of any debt securities; the fees and expenses of qualifying the Offered Securities under the securities laws of the jurisdictions as provided in this Section and of preparing and printing a Blue Sky Memorandum, and a memorandum concerning the legality of Offered Securities as an investment (including fees and expenses of one counsel to the Underwriters in connection therewith); and all other costs and expenses incident to the performance of the Company’s obligations set forth herein; provided that, except as provided in this Section and in Section 10 hereof, the Underwriters shall pay their own costs and expenses, including the fees and expenses of their counsel and the expenses of advertising any offering of the Offered Securities made by the Underwriters.
     (i) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     6. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule 3 to the Underwriting Agreement or prepared pursuant to Section 1(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus.”) Notwithstanding the foregoing the Underwriters may use a term sheet substantially in the form of Schedule 4 to the Underwriting Agreement without the consent of the Company.
     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering of the Offered Securities (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     7. Indemnification and Contribution. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative(s) expressly for use therein.
     Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company by such Underwriter in writing through the Representative(s) expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto, any Issuer Free Writing Prospectus or any Time of Sale Information.

     In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others entitled to indemnification pursuant to this Section 7 that the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel reasonably incurred related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative(s), in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     If the indemnification provided for in the first or second paragraph in this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein in connection with any offering of Offered Securities, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters in connection with the offering of the Offered Securities shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Offered Securities (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, in respect thereof. The relative fault of the Company and of the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or allegedly untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of the aggregate principal amount of Offered Securities purchased by each of such Underwriters under the Underwriting Agreement, and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     The indemnity and contribution provisions contained in this Section 7 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Securities.
     8. Termination. This Agreement shall be subject to termination in the Representative(s)’ absolute discretion, by notice given to the Company, if, after the earlier of the Time of Sale and the execution and delivery of the Underwriting Agreement and prior to the Closing Date, any of the following shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NYSE Alternext US; (ii) a suspension or material limitation in trading in the Company’s securities on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative(s) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Securities on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.
     9. Defaulting Underwriters. If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Offered Securities that it has or they have agreed to purchase on such date, and the aggregate amount of Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Offered Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Offered Securities set forth opposite their respective names above bears to the aggregate amount of Offered Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative(s) may specify, to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Offered Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Offered Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Offered Securities and the aggregate amount of Offered Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Offered Securities to be purchased on such date, and arrangements satisfactory to the Representative(s) and the Company for the purchase of such Offered Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

In any such case either the Representative(s) or the Company shall have the right to postpone the Closing Date but in no event for longer then seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     10. Payment of Expenses Upon Termination. If this Agreement shall be terminated by the Representative(s) because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Securities, and upon demand, the Company shall pay the full amount to the Representative(s). If this Agreement is terminated pursuant to Section 8 hereof or pursuant to Section 9 hereof, the Company shall not be obligated to reimburse the Underwriters for such expenses.
     11. Miscellaneous. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     12. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Annex A
[Form of Underwriting Agreement]
Underwriting Agreement
__________, 20__
[Name(s) of Representative(s)]
As Representative(s) of the
several Underwriters listed
in Schedule 1 hereto
c/o [Name(s) and Address(es) of Representative(s)]
Ladies and Gentlemen:
          Eli Lilly and Company, an Indiana corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative(s) (the “Representative(s)”), $                                 principal amount of its ___% Notes due 20___ having the terms set forth in Schedule 2 hereto (the “Securities”). The Securities will be issued pursuant to an Indenture dated as of February 1, 1991 (as may be supplemented from time to time, the “Indenture”) between the Company and Citibank, N.A., as trustee (the “Trustee”).
          The Company agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a price equal to ___% of the principal amount thereof plus accrued interest, if any, from                                 , 200___ to the Closing Date (as defined below). The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.
          The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Representative(s) is advisable, and initially to offer the Securities on the terms set forth in the Time of Sale Information and the Prospectus. Schedule 3 hereto sets forth the Time of Sale Information made available at the Time of Sale. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an

Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
          Payment for and delivery of the Securities shall be made at the offices of [specify closing location] at 10:00 A.M., New York City time, on                                 , 20___, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative(s) and the Company may agree upon in writing (the “Closing Date”).
          Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative(s) against delivery to the nominee of The Depository Trust Company, for the account of the Underwriters, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. The Global Note (or a true copy thereof) will be made available for inspection by the Representative(s) not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.
          All provisions contained in the document entitled Eli Lilly and Company Underwriting Agreement Standard Provisions (Debt Securities) are incorporated by reference herein in their entirety and shall be deemed to be a part of this Underwriting Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such Underwriting Agreement Standard Provisions (Debt Securities) is otherwise defined herein, the definition set forth herein shall control.
          This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

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          If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, ELI LILLY AND COMPANY
By
Title:

Accepted: __________, 20__
[NAME(S) OF REPRESENTATIVE(S)]
For [itself] [themselves] and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

By
Authorized Signatory

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(i)          Schedule 1

Underwriter	Principal Amount

$

Total	$

Schedule 2
Representative(s) and Address(es) for Notices:
Certain Terms of the Securities:
Title of Securities: _____% Notes due 20__
Aggregate Principal Amount of Securities: $
Maturity Date:                     , 20__
Interest Rate: ____%
Interest Payment Dates:                      and                     , commencing                     , 20__
Record Dates:                      and
Redemption Provisions:
[Other Provisions:]

Schedule 3
Time of Sale Information
1.	The Preliminary Prospectus.

2.	The Pricing Term Sheet included in Schedule 4

3.	[list each Issuer Free Writing Prospectus to be included in the Time of Sale Information]

Schedule 4
Eli Lilly and Company
Pricing Term Sheet

Issuer:	Eli Lilly and Company
Size:	$
Maturity:	___, 20___
Coupon:	___%
Price:	___% of face amount
Yield to maturity:	___%
[Spread to Benchmark Treasury:	___%]
[Benchmark Treasury:]	___]
[Benchmark Treasury [Price] and Yield:	___ ___%]
Interest Payment Dates:	and , commencing , 20___

Redemption Provisions:
Make-whole call	At any time at a discount rate of Treasury plus ___ basis points
Settlement:	T+_; ___, 20___
CUSIP:
Ratings:
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx] [or emailing [          ] at [          ].]

EXHIBIT A
FORM OF OPINION OF
SIDLEY AUSTIN LLP
[Closing Date]
[Names/Addresses of Managers]
as Representatives of the several Underwriters

Re:	Eli Lilly and Company
$[ ] [ ]% Notes due 2012
$[ ] [ ]% Notes due 2014
$[ ] [ ]% Notes due 2037
Ladies and Gentlemen:
     We have acted as special counsel to Eli Lilly and Company, an Indiana corporation (the “Company”), in connection with the sale by the Company, and the purchase by the several underwriters named in Schedule 1 (the “Underwriters”) to the Underwriting Agreement, dated March [ ], 2009 (the “Underwriting Agreement”), between the Company, and Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives (the “Representatives”) of the Underwriters, severally, of $[     ] principal amount of the Company’s [ % Notes due 2012 (the “2012 Notes”), $[     ] principal amount of the Company’s [     ]% Notes due 2014 (the “2014 Notes”) and $[ principal amount of the Company’s [     ]% Notes due 2037 (the “2037 Notes,” and collectively with the 2012 Notes and the 2014 Notes, the “Notes”), in each case having the terms set forth in Schedule 4 to the Underwriting Agreement. The Notes will be issued pursuant to an Indenture, dated as of February 1, 1991 (as may be supplemented from time to time, the “Indenture”), between the Company and Deutsche Bank Trust Company Americas, as successor trustee (the “Trustee”) to Citibank, N.A., the original trustee.
     As special counsel for the Company, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements, instruments, certificates, records and other documents and have made such examination of law as we have deemed necessary or appropriate for the purpose of this letter, including the following:
     (1) Copy of the automatic shelf registration statement on Form S-3ASR (File No. 333-141075), registering the offer and sale of certain debt securities of the Company (including the Notes), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (the “1933 Act Regulations”). Such registration statement, together with the Incorporated Documents (as defined below), is hereinafter called, collectively, the “Registration Statement.”
     (2) Copies of (i) the prospectus, dated March [     ], 2009 (the “Base Prospectus”), (ii) the preliminary prospectus supplement, dated March [     ], 2009 (the “Preliminary Prospectus Supplement”), (iii) the free writing prospectus, dated March [     ], 2009 (such free writing prospectus, in the form filed with the Commission pursuant to Rule 433 of the 1933 Act Regulations, is hereinafter called the “FWP”) and (iv) the prospectus supplement, dated March [     ], 2009 (the “Prospectus Supplement”). The Preliminary Prospectus Supplement and the accompanying Base Prospectus, in the forms filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively, the “Preliminary Prospectus.” The Prospectus Supplement and the accompanying Base Prospectus, in the form filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Incorporated Documents, are hereinafter called, collectively, the “Prospectus.” As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be, means the documents set forth in Annex A attached hereto.
     (3) Executed copy of the Underwriting Agreement.
     (4) Executed copy of the Indenture.
     (5) Forms of global notes representing the Notes.
     In connection with this letter, we have assumed, without independent investigation or verification, the legal capacity of all natural persons signing any document, the genuineness of signatures of all persons signing any document, the authority of all persons signing any document on behalf of the parties thereto, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, conformed or photostatic copies or by facsimile or other means of electronic transmission or obtained by us from the Commission’s Electronic Data Gathering, Analysis and Retrieval system or other sites on the internet, the authenticity of the originals of such latter documents and the truth and accuracy of all matters of fact set forth in all documents. As to facts and other matters relevant to the opinions or other statements set forth herein, we have relied, without independent investigation or verification, upon, and assumed the accuracy and completeness of, certificates, letters and oral or written representations or other statements of governmental authorities, public officials, officers and other representatives of the Company and its counsel and accountants, and others, including, without limitation, the representations and warranties of the Company in the Underwriting Agreement.
     Based on and subject to the foregoing and the other assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

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     The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms.
     The Notes, when duly authorized and executed by the Company and authenticated by the Trustee and duly delivered against payment therefor, all in accordance with the provisions of the Indenture and the Underwriting Agreement, will be valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.
     The Notes and the Indenture conform in all material respects to the description thereof in the General Disclosure Package (as defined below) and the Prospectus.
     The statements set forth in the Preliminary Prospectus and the Prospectus under the caption “Material U.S. Federal Tax Considerations” constitute a fair and accurate summary of the matters discussed therein in all material respects.
     Each of the Registration Statement, as of the date it first became effective, and the Prospectus, as of the date of the Prospectus Supplement, in each case including the Incorporated Documents, complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations for registration statements on Form S-3 or related prospectuses, as the case may be, except in each case that we express no opinion with respect to (A) financial statements and schedules and notes thereto and other financial data derived therefrom that is contained or incorporated or deemed incorporated by reference therein or omitted therefrom and (B) any trustee’s statement of eligibility on Form T-1 (a “Form T-1”) filed as an exhibit to the Registration Statement; and the Incorporated Documents (other than the financial statements and schedules and notes thereto and other financial data derived therefrom that is contained therein or omitted therefrom), as of the respective dates as of which they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder.
     None of the filing of the Registration Statement, the execution and delivery of the Indenture by the Company, the execution, issuance and delivery of the Notes by the Company, the consummation by the Company of the transactions contemplated thereby or compliance by the Company with any of the provisions thereof will violate any statute, rule or regulation of the State of New York or the United States of America applicable to the Company.
     No consent or approval by any federal regulatory body, federal administrative agency or other federal governmental body of the United States of America or any state regulatory body, state administrative agency or other state governmental body of the State of New York is required under Applicable Laws on the part of the Company in connection with the consummation by the Company of the transactions contemplated by the Underwriting

3

Agreement. As used in this opinion, the term “Applicable Laws” means those state laws of the State of New York and federal laws of the United States of America that, in our experience and without independent investigation, are normally applicable to transactions of the type contemplated by the Underwriting Agreement (provided that the term “Applicable Laws” shall not include federal or state securities or blue sky laws or any rules or regulations thereunder (including, without limitation, the 1933 Act, the 1934 Act, the Trust Indenture Act and the Investment Company Act of 1940, as amended, and the respective rules and regulations thereunder) or any antifraud or similar laws).
     In acting as special counsel to the Company in connection with the transactions described in the first paragraph above, we have participated in conferences with officers and other representatives of the Company and its internal counsel and independent public accountants and your representatives, at which conferences certain contents of the Registration Statement, the General Disclosure Package and the Prospectus and related matters were discussed. We note, however, that we have not participated in the preparation of the Incorporated Documents and we have not independently verified, are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of any statements contained or incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, except to the limited extent specified in paragraphs (iii) and (iv) above. Based upon our participation in such conferences, no facts have come to our attention that have caused us to believe that:
     (1) the Registration Statement (including the information in the Prospectus that was omitted from the Registration Statement at the time it first became effective but that is deemed, pursuant to Rule 430B(f)(1) of the 1933 Act Regulations, to be part of, and included in, the Registration Statement with respect to the Underwriters and the Notes), at March [     ], 2009, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (2) the Preliminary Prospectus and the FWP, considered together (collectively, the “General Disclosure Package”), as of [     ] [A.M./P.M.] (New York City time), on March [     ], 2009, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
     (3) the Prospectus, as of its date or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that, in each case, we express no belief, and make no statement, with respect to (A) financial statements and schedules and notes thereto and other financial data derived therefrom

4

that is contained or incorporated or deemed incorporated by reference in or omitted from the Registration Statement, the General Disclosure Package or the Prospectus or (B) any Form T-1. In making the statement set forth in clause (1) of this paragraph, we have assumed that March [     ], 2009 was the earlier of the date on which the Prospectus was first used and the time of the first contract of sale of the Notes within the meaning of Rule 430B(f)(1) of the 1933 Act Regulations.
     The foregoing opinions and other statements are subject to the following assumptions, limitations, qualifications and exceptions:
     A. The foregoing opinions and other statements are limited to matters arising under the federal securities laws of the United States of America and the laws of the State of New York. We express no opinion, and make no statement, as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the State of Indiana, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or as to any matters arising thereunder or relating thereto. To the extent that any of the matters set forth in the foregoing opinions and other statements are governed by or arise under the laws of the State of Indiana, we have, with your permission, relied exclusively, without independent investigation or verification, upon the letter of Bronwen Mantlo, Esq., Associate General Counsel to the Company, of even date herewith delivered to you pursuant to Section 4(e) of the Underwriting Agreement, as to all matters governed by or arising under the laws of the State of Indiana, and all such matters are subject to the assumptions, limitations, qualifications and exceptions referred to in such letter.
     B. With respect to each instrument or agreement referred to herein or otherwise relevant to the opinions or other statements set forth herein (each, an “Instrument”), we have assumed that (i) each party to such Instrument (if not a natural person) was duly organized and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument and (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and was at all relevant times and is a valid, legally binding and enforceable agreement or obligation, as the case may be, of each such party, provided that with respect to this clause (ii), we make no such assumption insofar as any of the foregoing matters relates to the Company and is expressly covered by our opinions set forth in paragraphs (i) or (ii) above. Furthermore, we have also assumed that the execution, delivery and performance by the Company of the Underwriting Agreement, the Indenture and the Notes did not, do not and will not violate or contravene any law, rule or regulation of the State of Indiana or any governmental authorities of or within the State of Indiana or any provisions of the certificate of incorporation or by-laws (or other organizational documents) of the Company or require any consents, approvals or authorizations from, or any registrations, declarations or filing with, the State of Indiana or any governmental authorities of or within the State of Indiana (except such as have been obtained and are in full force and effect).

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     C. We express no opinion as to any provision of any Instrument (i) regarding severability of the provisions contained therein, (ii) providing that the assertion or employment of any right or remedy shall not prevent the concurrent assertion or employment of any other right or remedy, or that every right and remedy shall be cumulative and in addition to every other right and remedy, or that any delay or omission to exercise any right or remedy shall not impair any right or remedy or constitute a waiver thereof and (iii) providing for an increase in an interest rate or the payment of additional interest upon the occurrence of certain defaults or the failure to perform certain obligations or imposing liquidated damages or penalties. In addition, we wish to advise you that rights to indemnity and contribution may be limited by applicable law or public policy.
     D. Our opinions set forth in paragraphs (i) and (ii) above are subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. In addition, with respect to the enforceability of the Indenture set forth in paragraph (i) above, we note that enforcement thereof may be limited by requirements that a claim with respect to any debt securities issued or issuable under the Indenture and payable in foreign currency (or a foreign currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States of America.
     E. With respect to matters set forth in paragraph (v) above, in passing on the form of such documents, we have assumed the correctness and completeness of such statements.
     The opinions and other statements set forth herein are made as of the time of closing of the sale of the Notes to the Underwriters on the date hereof and we assume no obligation to advise you of changes in law, fact or other circumstances (or the effect thereof on such opinions or statements) that may come to our attention after such time.
     This letter is rendered solely to, and is for the benefit of, the Underwriters in connection with the transactions described in the first paragraph above; accordingly, neither this letter nor any part hereof may be quoted or delivered to, or be copied or relied upon by, any other person or entity (including, without limitation, any person who acquires Notes from or through any Underwriter), or may be relied upon or used by any Underwriter for any other purpose, without our express prior written consent.
Very truly yours,

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ANNEX A
1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on February 27, 2009; and
2.	The Company’s Current Reports on Form 8-K/A filed with the Commission on January 12, 2009 and on Form 8-K filed with the Commission on February 5, 2009 and February 18, 2009.

EXHIBIT B
FORM OF OPINION OF
ASSOCIATE GENERAL COUNSEL OF COMPANY
[Closing Date]
[Names of Managing Underwriters]
Ladies and Gentlemen:
This opinion is being rendered to the Underwriters (as defined below) pursuant to the Underwriting Agreement (the “Underwriting Agreement”), dated [Date], between Eli Lilly and Company (the “Company”) and the underwriters named therein (the “Underwriters”), pursuant to which the Underwriters severally agreed to purchase, and the Company agreed to sell to the Underwriters, $[Amount] aggregate principal amount of the Company’s [Name of Securities] (the “Notes”). I am the [Assistant Secretary and Associate General Counsel] of the Company. This opinion is being rendered to the Underwriters and the Trustee (as defined below) at the request of the Company.
I have examined the corporate proceedings of the Company with respect to:
     (a) the organization of the Company pursuant to its Amended Articles of Incorporation;
     (b) the authorization of the execution by the Company of (1) the Indenture (the “Indenture”), dated as of February 1, 1991, between the Company and Deutsche Bank Trust Company Americas, as successor trustee (the “Trustee”) to Citibank, N.A., the original trustee and (2) the Underwriting Agreement;
     (c) the authorization of the issuance of the Notes under the Indenture;
     (d) the authorization of the sale of the Notes in accordance with the provisions of the Underwriting Agreement;

     (e) the Company’s Registration Statement on Form S-3 (File No. 333-141075) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale of certain debt securities (including the Notes) of the Company, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 5, 2007, including the exhibits thereto and the Incorporated Documents (as defined below) (such Registration Statement, at the time it became effective on March 5, 2007, being hereinafter called the “Registration Statement”);
     (f) the Company’s prospectus, dated March [     ], 2009, as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on [ ] (such prospectus, including the Incorporated Documents, being hereinafter called the “Base Prospectus”);
     (g) the Company’s preliminary prospectus supplement, dated March [     ], 2009, as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on March [     ], 2009 (such preliminary prospectus supplement, including the Base Prospectus attached thereto and the Incorporated Documents, being hereinafter called the “Preliminary Prospectus”); and
     (h) the Company’s final prospectus supplement, dated March [     ], 2009, as filed by the Company with the Commission pursuant to Rule 424(b) under the Act on March [     ], 2009 (such final prospectus supplement, including the Base Prospectus attached thereto and the Incorporated Documents, being hereinafter called the “Prospectus”).
As used herein, the term “Incorporated Documents,” when used with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, means the documents filed by the Company with the Commission subsequent to December 31, 2008 and incorporated or deemed to be incorporated by reference in the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, as of such date pursuant to Item 12 of Form S-3.
In preparing this opinion, I have examined and relied upon, among other things, such certificates of public officials and of officers and employees of the Company and such originals or copies, certified or otherwise identified to my satisfaction, of corporate documents and records of the Company as I deemed necessary or appropriate for the purposes hereof.

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On the basis of, and in reliance on, the foregoing and subject to the assumptions, exceptions, qualifications and limitations contained herein, I am of the opinion that:
1.	The Company has been duly incorporated in, and is a validly existing corporation under the laws of, the State of Indiana and has the corporate power and authority to carry on its business which it is now conducting and to own or lease and operate its assets and properties, as described in the Prospectus.
2.	No consent or approval by, notice to, or registration with any governmental authority of the State of Indiana (other than compliance with the blue sky or securities laws, as to which I give no opinion) is required on the part of the Company in connection with the consummation by the Company of the transactions contemplated by the Underwriting Agreement.
3.	The Indenture and the Underwriting Agreement have been duly and validly authorized, executed and delivered by the Company.
4.	The issuance and sale of the Notes by the Company pursuant to the Underwriting Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company.
5.	Neither the execution and filing of the Registration Statement or the Indenture by the Company, the execution, issuance and delivery of the Notes by the Company nor the consummation by the Company of the transactions contemplated by the Underwriting Agreement, nor compliance by the Company with any of the provisions thereof, will:
a.	violate, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or subject any of the properties or assets of the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) to any encumbrance, easement or other restriction that would detract materially from its value or materially impair its use in the operation of the Company’s business pursuant to any of the terms, conditions or provisions of, (i) the Amended Articles of Incorporation or the By-laws of the Company or the corresponding charter documents of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) or (ii) to

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my knowledge, any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument or obligation known to me to which the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) is a party or by which they or any of their respective properties or assets may be bound or affected; or

b.	violate any statute, rule or regulation of the State of Indiana (other than Indiana securities or blue sky laws, as to which I give no opinion) or, to my knowledge, any order, writ, injunction or decree applicable to the Company, any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) or any of their respective properties or assets.
6.	To the extent of matters which have been brought to my attention and upon the basis of information furnished to me, after due inquiry, I am aware of no action, suit or proceeding pending or threatened against or affecting the Company or any of its significant subsidiaries (as defined in Rule 1-02(w) of Regulation S-X under the Act) or any of their respective properties before or by any court, governmental official, commission, board or other administrative agency, which would have a material adverse effect on the consolidated results of operations or financial position of the Company and its subsidiaries, taken as a whole, except as disclosed in the Registration Statement, the Preliminary Prospectus and the Prospectus.
7.	The statements in Item 3 of Part I of the Company’s annual report on Form 10-K for the year ended December 31, 2008 under the caption “Legal Proceedings” and in Item 15 of Part II of the Registration Statement, in each case insofar as such statements describe the provisions of laws or legal proceedings, fairly summarize in all material respects the matters referred to therein.
I am a member of the bar of the State of Indiana, and I express no opinion as to matters governed by the laws of any other jurisdiction (other than the federal laws of the United States of America), except that I express no opinion with respect to federal securities laws or state securities or blue sky laws.
I hereby consent that Sidley Austin llp and Davis Polk & Wardwell may rely upon this opinion as if it were addressed to them.

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The foregoing opinion is rendered as of the date hereof, and I assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to my attention or any changes in the law which may hereafter occur.
The opinions expressed in this letter are solely for your benefit in connection with the issuance of the Notes and may not be used, disseminated or relied upon in any manner by you for any other purpose, or by any other person or entity for any purpose, without my prior written consent.
Yours truly,

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EXHIBIT C-1
FORM OF OPINION OF
DAVIS POLK & WARDWELL
[Closing Date]
[Name[s] of Managing Underwriters]
     as Representative[s] of the several Underwriters named in
     [Schedule 1 to] the Underwriting Agreement referred to below
[c/o][name of lead manager]
[address of lead manager]
Ladies and Gentlemen:
     We have acted as counsel for you and the other several Underwriters named in Schedule 1 (the “Underwriters”) to the Underwriting Agreement dated [date] (the “Underwriting Agreement”), including the Standard Provisions (Debt Securities) incorporated by reference therein dated March [ ], 2009, with Eli Lilly and Company, an Indiana corporation (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company $[amount] aggregate principal amount of its [Name of Securities] (the “Notes”). The Notes are to be issued pursuant to the provisions of the Indenture dated as of February 1, 1991 (the “Indenture”) between the Company and Deutsche Bank Trust Company Americas, as successor trustee (the “Trustee”) to Citibank N.A. This opinion is being rendered to you pursuant to Section 4(f) of the Underwriting Agreement.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.
     We have also reviewed the Company’s registration statement on Form S-3 (Registration No. 333-          ) [and Amendment(s) No.            thereto] (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of [the preliminary prospectus supplement dated                   , 20      (the “Preliminary Prospectus Supplement”) relating to the Securities,] [list free writing prospectuses, if any, that form part of the Disclosure Package to be covered by the opinion] [and] the

prospectus supplement dated                   , 20      relating to the Securities (the “Prospectus Supplement”). The registration statement became effective under the Act and the Indenture qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on date of filing pursuant to Rule 462(e). The registration statement [as amended] at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated                   , 20      relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by [the Preliminary Prospectus Supplement], together with the free writing prospectus[es] set forth in Schedule 3 to the Underwriting Agreement for the Securities are hereinafter called the “Disclosure Package”. The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.
     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.
     Capitalized terms used but not defined herein are used as defined in the Underwriting Agreement.
     Based upon the foregoing, we are of the opinion that:
     (1) Assuming the due authorization, execution and delivery by the Company, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.
     (2) Assuming the due authorization of the Notes by the Company, the Notes, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the

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Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture, provided that we express no opinion as to the enforceability of any waiver of rights under any usury or stay law.
     We have considered the statements included in the Basic Prospectus under the captions “[Description of Debt Securities,]” and “[Plan of Distribution]” and in the Prospectus Supplement under the captions “[Description of the Notes]” and “[Underwriting]” insofar as they summarize provisions of the Indenture, the Notes and the Underwriting Agreement. In our opinion, such statements fairly summarize these provisions in all material respects.
     In rendering the opinions in paragraphs (1) and (2) above, we have assumed that each party to the Indenture, the Underwriting Agreement and the Notes (the “Documents”) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto, (other than as expressly covered above in respect of the Company).
     We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the General Corporation Law of the State of Delaware. [Insofar as the foregoing opinion involves matters governed by the laws of Indiana, we have relied, without independent investigation, on the opinion of [name of counsel for the Company], counsel for the Company, delivered to you today pursuant to the Underwriting Agreement.]
     This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person (including

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any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.
Very truly yours,

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Exhibit C-2
FORM OF 10b-5 LETTER OF
DAVIS POLK & WARDWELL
[Closing Date]
[Name[s] of Managing Underwriters]
     as Representative[s] of the several Underwriters named in
     [Schedule 1 to] the Underwriting Agreement referred to below
[c/o][name of lead manager]
[address of lead manager]
Ladies and Gentlemen:
     We have acted as counsel for you and the other several Underwriters named in Schedule 1 (the “Underwriters”) to Underwriting Agreement dated [date] (the “Underwriting Agreement”), including the Standard Provisions (Debt Securities) incorporated by reference therein dated March [ ], 2007, with Eli Lilly and Company, an Indiana corporation (the “Company”), under which you and such other Underwriters have severally agreed to purchase from the Company $[amount] aggregate principal amount of its [Name of Securities] (the “Notes”). This opinion is being rendered to you pursuant to Section 4(f) of the Underwriting Agreement.
     We have also reviewed the Company’s registration statement on Form S-3 (Registration No. 333-             ) [and Amendment Nos.       thereto] (including the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company and have participated in the preparation of [the preliminary prospectus supplement dated                   , 20      (the “Preliminary Prospectus Supplement”) relating to the Securities,] [list free writing prospectuses, if any, that form part of the Disclosure Package to be covered by the opinion] [and] the prospectus supplement dated                   , 20      relating to the Securities (the “Prospectus Supplement”). The registration statement [as amended] at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”, and the related prospectus (including the Incorporated Documents) dated                   , 20      relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as

supplemented by [the Preliminary Prospectus Supplement], together with the free writing prospectus[es] set forth in Schedule 3 to the Underwriting Agreement for the Securities are hereinafter called the “Disclosure Package”. The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus”.
     We have assumed the conformity of the documents filed with the Commission via the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), except for required EDGAR formatting changes, to physical copies of the documents delivered to the Underwriters and submitted for our examination.
     We note that many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York[,][and] the federal laws of the United States of America [and the General Corporation Law of the State of Delaware]. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Basic Prospectus under the captions “Description of [Debt Securities]” and [“Plan of Distribution”] and in the Prospectus Supplement under the captions [“Description of the [Securities]”] and [“Underwriting”]). However, in the course of our acting as counsel to you in connection with the preparation of the Registration Statement, the Disclosure Package or the Prospectus, we have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.
     On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification, except as stated above:

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     (i) the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder and
     (ii) nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:
     (a) on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
     (b) at the Time of Sale, [[     ] [a.m.][p.m.] (New York City time)], the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or
     (c) the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package or the Prospectus or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.
     This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.
Very truly yours,

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Exhibit D
DELAYED DELIVERY CONTRACT
                  , 20
Dear Sirs:
     The undersigned hereby agrees to purchase from Eli Lilly and Company, an Indiana corporation (the “Company”), and the Company agrees to sell to the undersigned the Company’s securities described in Schedule A annexed hereto (the “Securities”), offered by the Company’s Prospectus dated                     , 20      and Prospectus Supplement dated                     , 20     , receipt of copies of which are hereby acknowledged, at a purchase price stated in Schedule A and on the further terms and conditions set forth in this agreement. The undersigned does not contemplate selling Securities prior to making payment therefor.
     The undersigned will purchase from the Company Securities in the principal amount and numbers on the delivery dates set forth in Schedule A. Each such date on which Securities are to be purchased hereunder is hereinafter referred to as a “Delivery Date.”
     Payment for the Securities which the undersigned has agreed to purchase on each Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of                     New York, N.Y., at 10:00 A.M. (New York time) on the Delivery Date, upon delivery to the undersigned of the Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.
     The obligation of the undersigned to take delivery of and make payment for the Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the “Underwriters”) named in the Prospectus Supplement referred to above of, such part of the Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned as its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

     Failure to take delivery of and make payment for Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this agreement.
     This agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.
     If this agreement is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding agreement, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.
     This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Yours very truly,

(Purchaser)

By:

(Title)

(Address)

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Accepted:
[                    ]

By

PURCHASER — PLEASE COMPLETE AT TIME OF SIGNING
     The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print.)

Telephone No.
Name	(Including Area Code)	Department

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SCHEDULE A
Securities:
Principal amounts or Numbers to be Purchased:
Purchase Price:
Delivery Dates: